TaskUs, Inc. Appoints Rishabh Khemka as Chief Financial Officer
Brings More Than Two Decades of Global Financial Leadership and Deep Expertise Across Public and Private Technology Services Organizations
NEW BRAUNFELS, Texas, June 22, 2026 – TaskUs, Inc. (Nasdaq: TASK) (“TaskUs” or the “Company”), a leading provider of outsourced digital services and next-generation customer experience to the world’s most innovative companies, today announced the appointment of Rishabh Khemka as Chief Financial Officer, effective June 19, 2026. Trent Thrash, who has served as Interim Chief Financial Officer since March 2026, will continue in his role as Senior Vice President of Corporate Development, Investor Relations and Treasury, reporting to Mr. Khemka.
Mr. Khemka brings more than 20 years of financial leadership experience across global technology services organizations. His expertise spans corporate finance, financial integration, operational transformation, and investor relations for both public and private equity-backed companies. He most recently served as Chief Financial Officer at Encora, a digital engineering services firm backed by Advent International and Warburg Pincus, where he helped lead the organization through its acquisition by Coforge Limited, an NSE-listed global IT services company, and spearheaded the subsequent financial integration. Earlier in his career, he spent more than 18 years in finance roles of increasing seniority at Wipro, a NYSE-listed technology services and consulting company, where he last served as Chief Financial Officer of its Americas business.
“Rishabh joins TaskUs at a very exciting time as we expand our AI-enabled service offerings,” said Bryce Maddock, CEO of TaskUs. “Following a thoughtful search process, his appointment will strengthen the TaskUs leadership team with a seasoned CFO who combines deep financial expertise with a proven track record of scaling global technology services businesses. As we continue investing in our own AI transformation, scaling our AI services, and driving operational excellence in our core business, Rishabh’s experience and perspective will ensure we execute with discipline while creating long-term value for shareholders.”
“I am thrilled to join TaskUs at a definitive moment in its evolution,” Mr. Khemka said. “TaskUs has built a differentiated position at the intersection of AI, digital operations, and world-class talent. I look forward to partnering with Bryce, the TaskUs Leadership team, the Board, and our global teammates to advance TaskUs’ AI-focused strategy and create sustained long-term value for our shareholders.”
Mr. Maddock continued, “I also want to thank Trent for taking on additional responsibilities as interim CFO and supporting a seamless transition over the last few months. Trent’s leadership helped ensure continuity, operational focus, and strong financial execution. I know TaskUs will continue to benefit from his experience, financial leadership, and strategic focus on the business.”

About TaskUs
TaskUs (Nasdaq: TASK) delivers outsourced digital services that power the companies shaping the future. By combining specialized human talent and intelligent technology, we solve complex operational challenges for global category leaders within AI, autonomous vehicles, robotics, social media, financial services, healthcare, and beyond. We enable our clients to elevate their customer experience, protect their platforms, and grow their brands. For more information, visit www.taskus.com.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts, and further include, without limitation, statements reflecting our current views with respect to, among other things, the CFO transition, our operations, our financial performance, our industry, the impact of the macroeconomic environment on our business, and other non-historical statements. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “would,” “seeks,” “predicts,” “intends,” “trends,” “plans,” “estimates,” “anticipates,” “position us” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors include but are not limited to: the dependence of our business on key clients; the risk of loss of business or non-payment from clients; our failure to cost-effectively acquire new clients; the risk that we may provide inadequate service or cause disruptions in our clients’ businesses or fail to comply with the quality standards required by our clients under our agreements; our inability to anticipate clients’ needs by adapting to market and technology trends; utilization of artificial intelligence by our clients or our failure to incorporate artificial intelligence into our operations; unauthorized or improper disclosure of personal or other sensitive information, or security breaches and incidents; negative publicity or liability or difficulty recruiting and retaining employees; our failure to detect and deter criminal or fraudulent activities or other misconduct by our employees or third parties; global economic and political conditions, especially in the social media and meal delivery and transport industries from which we generate significant revenue; our indebtedness and debt service obligations following our March 2026 refinancing; the dependence of our business on our international operations, particularly in the Philippines and India; our failure to comply with applicable data privacy and security laws and regulations; fluctuations against the U.S. dollar in the local currencies in the countries in which we operate; our inability to maintain and enhance our brand; competitive pricing pressure; volatile, unfavorable or uncertain economic or political conditions, particularly in the markets in which our clients and operations are concentrated, and the effects of these conditions on our clients’ businesses; our dependence on senior management and key employees; increases in employee expenses and changes to labor laws; failure to attract, hire, train and retain a sufficient number of skilled employees to support operations; our inability to effectively expand our operations into countries or industries in which we have no prior operating experience and in which we may be subject to increased business, economic and regulatory risks; reliance on owned and third-party technology and computer systems; failure to maintain asset utilization levels, price appropriately and control costs; the control of affiliates of Blackstone Inc. and our Co-Founders over us; the dual class structure of our common stock; and the volatility of the market price of our Class A common stock. Additional risks and uncertainties include but are not limited to those described under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the Securities and Exchange Commission (the “SEC”) on March 5, 2026, as such factors may be updated from time to time in our filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in the Company’s SEC filings. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. The Company undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.
Investor Contact:
Trent Thrash
IR@TaskUs.com
Media Contact:
Ramya Kumaraswamy
mediainquiries@taskus.com